SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 29, 2007, Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”), and The General Hospital Corporation, a Massachusetts corporation, settled their patent infringement and trade dress infringement lawsuit against Alma Laser, Inc., a Delaware corporation, with the Parties entering into a Settlement Agreement and with the Company and Alma Laser, Inc. and Alma Laser, Ltd. entering into a Non-Exclusive Patent License Agreement and a Trade Dress Settlement Agreement. The Company’s press release announcing this settlement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

      The summary description of the event is qualified in its entirety by reference to the Settlement Agreement, the Non-Exclusive Patent License Agreement, the Trade Dress Settlement Agreement, the Consent Judgment, and the Stipulation of Dismissal with Prejudice all of which are also filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
10.1	Settlement Agreement dated March 29, 2007 between Palomar Medical Technologies, Inc., The General Hospital Corporation and Alma Lasers, Inc

10.2	Non-Exclusive Patent License Agreement dated March 29, 2007 between Palomar Medical Technologies, Inc. and Alma Lasers, Inc. and Alma Lasers, Ltd.

10.3	Trade Dress Settlement Agreement dated March 29, 2007 between Palomar Medical Technologies, Inc. and Alma Lasers, Inc. and Alma Lasers, Ltd.

10.4	Consent Judgment

10.5	Stipulation of Dismissal with Prejudice

99.1	Press Release issued by Palomar Medical Technologies, Inc. on April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: April 2, 2007

EXHIBIT INDEX

Number	Title
10.1	Settlement Agreement dated March 29, 2007 between Palomar Medical Technologies, Inc., The General Hospital Corporation and Alma Lasers, Inc

10.2	Non-Exclusive Patent License Agreement dated March 29, 2007 between Palomar Medical Technologies, Inc. and Alma Lasers, Inc. and Alma Lasers, Ltd.

10.3	Trade Dress Settlement Agreement dated March 29, 2007 between Palomar Medical Technologies, Inc. and Alma Lasers, Inc. and Alma Lasers, Ltd.

10.4	Consent Judgment

10.5	Stipulation of Dismissal with Prejudice

99.1	Press Release issued by Palomar Medical Technologies, Inc. on April 2, 2007